Exhibit 5.1
manatt
manatt | phelps | phillips

June 19, 2009

QAD Inc.
100 Innovation Place
Santa Barbara, CA 93108
     Re:     QAD Inc. — Registration Statement on Form S-8
Ladies and Gentlemen:
     We have acted as counsel to QAD Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to an additional 3,000,000 shares of the Company’s Common Stock (the “Shares”) authorized for issuance under the Company’s 2006 Stock Incentive Program, as amended (the “2006 Program”).
     This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.
     In rendering our opinion, we have examined and reviewed only such questions of law as we have deemed necessary or appropriate for the purpose of rendering the opinion set forth herein. For the purpose of rendering the opinion set forth herein, we have been furnished with and examined only the following documents:
1.	The Certificate of Incorporation of the Company, as amended.

2.	The Bylaws of the Company.

3.	The Registration Statement.

4.	Records of proceedings of the Board of Directors and stockholders of the Company pertaining to the additional Shares to be issued under the 2006 Program.

5.	The 2006 Program.
     With respect to all of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We also have obtained from the officers of the Company certificates as to such factual matters as we consider necessary for the purpose of this opinion, and insofar as this opinion is based on such matters of fact, we have relied on such certificates.

manatt
manatt | phelps | phillips

June 19, 2009

     Assuming that (i) the agreed consideration will be received by the Company prior to issuance of the Shares, and (ii) the grant and issuance of the Shares will comply with the securities laws of each state or jurisdiction applicable thereto (other than the Securities Act of 1933, as amended, as to which this opinion is addressed), we are of the opinion that, if, as and when the Shares have been issued and sold and the Securities pursuant to and in accordance with (a) the provisions of option agreements duly authorized and the options having been timely granted under the 2006 Program and the Registration Statement, or (b) duly authorized direct stock issuances in accordance with the 2006 Program and in accordance with the Registration Statement, such Shares will be duly authorized, validly issued, fully paid and nonassessable.
     This opinion is issued to you solely for use in connection with the Registration Statement and is not to be quoted or otherwise referred to in any financial statements of the Company or any other document, nor is it to be filed with or furnished to any government agency or other person, without our prior written consent.
     This opinion is limited to the General Corporation Law of the State of Delaware, to present judicial interpretations thereof and to facts as they presently exist. In rendering this opinion, we have no obligation to revise or supplement it should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the 2006 Program or the Shares.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement which is being filed on behalf of the Company in connection with the registration of the aforementioned Shares under the Securities Act. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.
Very truly yours,

/s/ Manatt, Phelps & Phillips, LLP